EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 20, 2006, by and among CardioVascular BioTherapeutics, Inc., a Delaware corporation, with headquarters currently located at 7251 West Lake Mead Boulevard, Suite 303, Las Vegas, Nevada 89128, to be relocated to 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134, effective April 1, 2006 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyers, severally, and not jointly, wish to purchase from the Company and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement (I) senior secured notes, substantially in the form attached as Exhibit A, in an original aggregate principal amount of $20,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the “Notes”), and (II) warrants, substantially in the form attached as Exhibit B, to acquire that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) equal to the quotient of (a) 30% of the original principal amount of the Notes purchased by the Buyers at the Closing (as defined in Section 1(a)), divided by (b) the Warrant Exercise Price (as defined in the Initial Warrants (as defined below)) as of the Closing Date (as defined in Section 1(b)) (such warrants, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, being referred to as the “Initial Warrants”; the shares of Common Stock issuable upon exercise of the Initial Warrants being referred to as the “Initial Warrant Shares”);

C. The Notes shall be convertible into shares of Common Stock (the shares of Common Stock issuable upon conversion of the Notes being referred to herein as the “Conversion Shares”) in accordance with the terms of the Notes;

D. Pursuant to the Notes, and subject to the terms and conditions thereof, the Company may be required to issue to the Buyers Repurchase Warrants (as defined in the Notes), substantially in the form attached as Exhibit C, to acquire shares of Common Stock (such warrants, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being collectively referred to herein as the “Repurchase Warrants” and, collectively with the Initial Warrants, the “Warrants”; and the shares of Common Stock issuable upon exercise of the Repurchase Warrants being referred to herein as the “Repurchase Warrant Shares” and, collectively with the Initial Warrants, the “Warrant Shares”).

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

F. Contemporaneously with the Closing, the parties hereto will execute and deliver a Security Agreement, substantially in the form attached as Exhibit E (the “Security Agreement”), and a Patent Security Agreement, substantially in the form attached as Exhibit F (the “Patent Security Agreement”), pursuant to which the Company will agree to provide the Buyers with a security interest in all of the assets of the Company, including all patents and patent rights;

G. Contemporaneously with the Closing, the parties hereto will execute and deliver one or more Deposit Account Control Agreements, substantially in the form attached as Exhibit G (the “Account Control Agreements”), pursuant to which the Company will agree to enable the Buyers to perfect their security interest in all of the Company’s right, title and interest in certain accounts and in all collateral from time to time credited to such accounts;

H. Contemporaneously with the Closing, Daniel C. Montano (“Montano”) will execute and deliver a Guaranty, substantially in the form attached as Exhibit H (the “Montano Guaranty”), pursuant to which Montano will agree to guaranty certain obligations of the Company; and

I. Contemporaneously with the Closing, the parties hereto will execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit I (the “Pledge Agreement”), pursuant to which the Company will agree to pledge all of the capital stock of the Subsidiaries (as defined in Section 3(a)) owned by the Company to the Buyers as collateral for the Notes.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

a. Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, on the Closing Date (as defined in Section 1(b)), the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, (i) Notes in the principal amount set forth opposite such Buyer’s name on the Schedule of Buyers, along with (ii) the related Initial Warrants with respect to the number of Warrant Shares equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (A) 30% of the original principal amount of the Notes purchased by such Buyer at the Closing, divided by (B) the Warrant Exercise Price (as defined in the Initial Warrants) (the “Closing”). The purchase price (the “Purchase Price”) of the Notes and the related Warrants at the Closing shall be equal to $1.00 for each $1.00 of principal amount of the Notes purchased

(representing an aggregate Purchase Price of $20,000,000 for the aggregate original principal amount of $20,000,000 of Notes and the related Warrants to be purchased at the Closing).

b. The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the first day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed (a “Business Day”) following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 6(a) and 7(a) (or such later or earlier date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other time, date and place as the Company and the Buyers may collectively designate in writing.

c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the applicable Purchase Price to the Company for the Notes and the Initial Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, less any amount withheld pursuant to Section 4(h), and (ii) the Company shall deliver to each Buyer, Notes (in the principal amounts as such Buyer shall request) (the “Note Certificates”) representing such principal amount of the Notes that such Buyer is purchasing hereunder at the Closing, along with warrants representing the Initial Warrants that such Buyer is purchasing hereunder at the Closing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer (i) is acquiring the Notes and the Initial Warrants purchased by such Buyer hereunder, (ii) upon any conversion of the Notes, will acquire the Conversion Shares then issuable, (iii) will acquire any Repurchase Warrants issued to such Buyer pursuant to any Note and (iv) upon any exercise of any Warrants issued to such Buyer will acquire the Warrant Shares issuable upon such exercise thereof (the Notes, the Conversion Shares, the Warrants and the Warrant Shares being collectively referred to herein as the “Securities”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 and 9(l) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in the Notes) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iv) such holder provides the Company reasonable assurance that the Securities have been or are being sold pursuant to Rule 144.

h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms. The Security Agreement, the Patent Security Agreement, the Account Control Agreements and each of the other agreements entered into and other documents executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Closing and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms.

i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and the Closing Date, to each of the Buyers, that:

a. Organization and Qualification. Set forth in Schedule 3(a) is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b)). Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary other than Phage Biotechnology Corporation (“Phage”) owns capital stock or holds an equity or similar interest in any other Person. The Company does not have as of the date of this Agreement, and will not have as of the Closing Date, any Majority-Owned Subsidiaries. “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation (as defined in the Notes), or any financing lease having substantially the same economic effect as any of the foregoing). “Subsidiary” means any entity in which the Company owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary. “Majority-Owned Subsidiary” means any Subsidiary of the Company of which the Company owns in excess of 50% of the outstanding equity interests therein or outstanding voting power thereof at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary. “Minority-Owned Subsidiary” means any Subsidiary of the Company which is not a Majority-Owned Subsidiary.

b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of this

Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Notes, the Warrants, the Security Agreement, the Patent Security Agreement, the Account Control Agreements, the Pledge Agreement and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of $20,000,000 in principal amount of the Notes and the related Initial Warrants and any Repurchase Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As of the Closing, the Montano Guaranty shall have been duly executed and delivered by Montano and shall constitute the valid and binding obligation of Montano, enforceable against Montano in accordance with its terms.

c. Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 400,000,000 shares of Common Stock, of which as of the date of this Agreement 123,899,598 shares are issued and outstanding, 5,000,000 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and stock purchase plans, including 550,500 shares issuable pursuant to outstanding awards under such plans, and 4,156,534 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Notes and the Warrants, and other than pursuant to the Company’s stock option, restricted stock and stock purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration

Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date this representation is made (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date this representation is made (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) free from all taxes and Liens with respect to the issuance thereof and (ii) entitled to the rights set forth in the Notes. At least 10,000,000 shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Notes and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Buyers set forth in Section 2(a), 2(b), 2(d) and 2(i), the issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

e. No Conflicts. The execution and delivery of the Transaction Documents by the Company, the performance by such parties of their obligations thereunder and the consummation by such parties of the transactions contemplated thereby (including the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws of the Company; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws. The Company is not in violation of any term of or in default under (or with the giving of notice or lapse of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity. Except for the filings and listings contemplated by the Registration Rights Agreement or described in Section 4(b) and Section 4(g), and the filing of instruments to perfect security interests, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement. To the Knowledge (as defined below) of the Company, there are no facts or circumstances that might give rise to any of the foregoing. The Company is in compliance with applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”). The “Knowledge” of the Company means, unless otherwise specified, the actual knowledge of any executive officer of the Company, including Montano, Mickael A. Flaa, and John William Jacobs, Ph.D., and each of Kenneth A. Thomas, Ph.D. and Thomas J. Stegmann, M.D.

f. SEC Documents; Financial Statements. Since December 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). A complete and accurate list of the SEC Documents is set forth on Schedule 3(f). The Company has made available to the Buyers or their respective representatives true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934 Act) with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). None of the Company or any of its officers, directors or Affiliates (as defined in Section 4(j)) or, to the Company’s Knowledge, any stockholder of the Company has made any other filing with the SEC, issued any press release or made any other public statement or communication on behalf of the Company or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2(d), that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Except as set forth on Schedules 3(f) and 3(w), which will be filed with the Form 8-K to be filed by the Company pursuant to Section 4(i) hereof, none of the Company or any of its officers, directors, employees or agents has provided the Buyers with any material, nonpublic information. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Company is a party or by which the Company is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act. The accounting firm of Singer Lewak Greenbaum & Goldstein LLP, which has expressed its opinion with respect to the consolidated financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004 (the “Audit Opinion”) and reviewed the consolidated financial standards included in the Company’s most recently filed quarterly report on Form 10-Q is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion and complete such review under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents. Since September 23, 2004, neither the Company nor, to the Knowledge of the Company, any director, officer or employee, of the Company, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s board of directors or any committee thereof or to any director or officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, and the SEC’s rules and regulations promulgated thereunder. Since September 23, 2004, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the board or any committee thereof. The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyer, on Form S-3 promulgated under the 1933 Act.

g. Absence of Certain Changes. Except as disclosed in any SEC Documents that were filed with the SEC at least five (5) days prior to the date of this Agreement, since December 31, 2004, there has been no Material Adverse Effect. The Company has not taken any steps, and the Company currently does not expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that the creditors of the Company intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date this representation is made, nor after giving effect to the transactions contemplated hereby, will be Insolvent (as defined below). For purposes of this Section 3(g), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur, prior to the second anniversary of the date this representation is made, or believes that it will incur, prior to March 31, 2008, debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed in Schedule 3(g), since December 31, 2004, the Company has not declared or paid any dividends or sold any assets outside of the ordinary course of business, individually or in the aggregate, in excess of $100,000. Except as disclosed in Schedule 3(g), since December 31, 2004, the Company has not had any capital expenditures outside the ordinary course of its business or individually in excess of $100,000.

h. Absence of Litigation. Except as set forth on Schedule 3(h), (i) there is no, nor during the past five years has there been any, action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, and (ii) to the Knowledge of the Company, none of the directors or officers of the Company has been involved in securities-related litigation during the past five years. None of the matters described in Schedule 3(h), regardless of their outcome, will have a Material Adverse Effect.

i. Acknowledgment Regarding Buyer’s Purchase of Notes and Warrants. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Notes and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, credit worthiness, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of Common Stock and that has not been publicly disclosed at least five (5) days prior to the date of this Agreement.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of any authority, nor will the Company take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable stockholder provision of any authority.

m. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that any obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company’s board of directors has determined in its good faith business judgment that the issuance of the Notes and the Warrants and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

n. Employee Relations. The Company is not involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, the Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other Person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not result, either individually or in the aggregate, in a Material Adverse Effect.

o. Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted. Schedule 3(o) contains a complete and accurate list of all patented and registered Intellectual Property owned by the Company and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by the Company. Schedule 3(o) also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to Intellectual Property and licenses and other rights with respect to Intellectual Property granted by any third party to the Company. None of the rights of the Company in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five years from the date of this Agreement. To the Knowledge of the Company, except as described in Schedule 3(o), there are no third parties who have rights to any of the Intellectual Property owned or licensed by the Company, except for the rights retained by the owners of the Intellectual Property that is licensed to the Company. The Company has no Knowledge of any infringement by the Company or any of the Company’s licensors or licensees of any Intellectual Property rights of others. The Company has no Knowledge of any infringement by any third parties of any Intellectual Property owned or licensed by the Company, or of any development of similar or identical trade secrets or technical information by others. There is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company or any of the Company’s licensors regarding its Intellectual Property or infringement of other Intellectual Property rights. The Company does not have any Knowledge of any facts or circumstances that could reasonably be expected to give rise to any of the foregoing. To the Company’s Knowledge, there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company. The Company, the inventors of the Intellectual Property owned or licensed by the Company, and, to the Company’s Knowledge, the Company’s licensors, have complied with the duty of candor and disclosure set forth in 37 C.F.R. § 1.56 with respect to each of the patents and patent applications comprising the Intellectual Property owned or licensed by the Company. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s Knowledge, any of its officers, directors or employees in violation of the rights of any persons. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property. Pursuant to the Joint Patent Ownership and License Agreement between the Company and Phage (referred to in such agreement as Phage Biotechnology, Inc.), dated August 16, 2004 (the “Joint Patent Agreement”), the Company has a 50% undivided ownership interest in each of the U.S. and foreign patent and patent applications listed on Schedule 3(o) and will have an undivided 50% ownership interest in (i) all patents issued from the U.S. and foreign patent applications listed on Schedule 3(o), (ii) all other foreign patents and patent applications related to the U.S. patents and applications listed on Schedule 3(o), including any foreign national patent applications which claim priority to any foreign patent applications, and (iii) any Future Patent Applications (as defined in the Joint Patent Agreement), including any continuations, divisionals, re-exams, reissues and continuations-in-part that claim priority to any of the issued patents, patent applications and/or Future Patent Applications, and any foreign counterparts thereof. The Company’s ownership of all of the U.S. patent and patent applications listed on Schedule 3(o) has been duly recorded in the U.S. Patent and Trademark Office.

p. Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

q. Title. The Company has good and valid title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens. The Company does not own (rather than lease) any interest in any real property.

r. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

s. Regulatory Permits. The Company possesses all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted (“Permits”), including all Permits required by the United States Food and Drug Administration (the “FDA”) (including Permits required by the FDA for the Company’s drug candidate, Cardio Vascu-Grow™, in its current stage of development) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permit. For purposes of this Agreement, “Cardio Vascu-Grow™” means a protein which is a member of the fibroblast growth factor family Fibroblast Growth Factor-1, or FGF-1, or any derivative or mutant of such fibroblast growth factor family, developed by the Company for the purpose of commercializing after approval by the FDA or similar foreign agencies for sale as a biologic drug. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”; provided however, that, if after the date of this Agreement the Common Stock is listed on a national securities exchange, the NASDAQ National Market (or any successor thereto) or the NASDAQ Capital Market, the “Principal Market” shall mean such exchange or market, as applicable), and has no Knowledge of any facts or circumstances that could reasonably lead to suspension or termination of trading of the Common Stock on the Principal Market. Since March 10, 2004, (i) the Company’s Common Stock has been listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. The Company satisfies the quantitative standards for initial listing of the Common Stock on the NASDAQ Capital Market, as set forth in NASDAQ Marketplace Rules 4310, 4350 and 4420. The Company has not received any communication from The Nasdaq Stock Market regarding the resignation of any director or executive officer as a condition to listing of the Common Stock on the NASDAQ Capital Market.

t. Internal Accounting Controls; Disclosure Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has timely filed and made available to the Buyers all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

u. No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that in the judgment of the Company’s officers has, or is expected in the future to have, a Material Adverse Effect. The Company is not a party to any contract or agreement that in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

v. Tax Status. The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim.

w. Transactions With Affiliates. Except as set forth in Schedule 3(w), no Related Party (as defined in Section 4(j)) of the Company, nor any of its affiliates, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3(w), no Related Party of the Company or any of its affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company has any direct or indirect ownership interest or with which the Company competes or has a business relationship.

x. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or the laws of Delaware that is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.

y. Rights Agreement. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

z. Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

aa. No Other Agreements. As of the Closing Date, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

bb. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance in connection with the Closings, rank senior to all other Indebtedness (as defined in the Notes) and trade accounts payable of the Company . Except as set forth on Schedule 3(bb), (I) the Company has no outstanding Indebtedness or trade accounts payable, (II) there are no Liens on any of the assets of the Company, and (III) there are no financing statements securing obligations of any amounts filed against the Company or any of its assets.

cc. Leases. Schedule 3(cc) contains a complete and correct list of all the real property and facilities that (i) are leased or otherwise possessed by the Company, (ii) in connection with which the Company has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company has agreed (or has an option) to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, the “Real Property”). Schedule 3(cc) also contains a complete and correct list, along with a summary of material terms, of all leases and other agreements with respect to which the Company is a party or otherwise bound or affected with respect to the Real Property (the “Real Property Leases”). Except as set forth in Schedule 3(cc), the Company is the sole legal and equitable owner of a leasehold interest in all of the Real Property and possesses good, marketable and defensible title thereto, free and clear of all Liens (other than Permitted Liens (as defined in the Notes) and other matters affecting title to such leasehold that could impair the ability of the Company to realize the benefits of the rights provided to any of them under the Real Property Leases. All of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto, neither the Company nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases, and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of the Real Property Leases, or could adversely affect the Company’s interest in and title to any of the Real Property. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby. To the Knowledge of the Company, the Real Property is properly zoned for its present use. To the Knowledge of the Company, the Real Property complies with all applicable building codes, ordinances and other similar legal requirements. There are no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, or any portion or portions thereof. To the Knowledge of the Company, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property that would interfere with the conduct of the Company’s business as presently conducted.

dd. Communication with the FDA. The Company has no Knowledge of any pending communication from the FDA that would cause the Company to revise its strategy for seeking marketing approval from the FDA for Cardio Vascu-Grow™ or any of the Company’s other products under development as described in the SEC Documents.

ee. Studies and Other Preclinical and Clinical Tests. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are accurate and complete; and neither the Company nor any of its Subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trails conducted by or on behalf of the Company.

ff. Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the later of (i) the date that is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (ii) the date on which no Notes or Warrants remain outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the Warrants first (i) to pay expenses and commissions related to the sale of the Notes and the Warrants, and (ii) to fund clinical trials of Cardio Vascu-Grow™, and then for working capital, in each case as more specifically described and in the amounts indicated in Schedule 4(d).

e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within one (1) day after the filing thereof with the SEC, a copy of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K and any registration statements (other than on Form S-8) or amendments or supplements filed pursuant to the 1933 Act, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for issuance of the Conversion Shares upon conversion of all outstanding Notes (without regard to any limitations on conversion thereof) and no less than 150% of the aggregate number of shares of Common Stock issuable upon exercise of all outstanding Warrants (without regard to any limitations on exercise thereof).

g. Listing. The Company shall take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a Registration Statement to be quoted thereon, unless listed on a national securities exchange, the NASDAQ National Market or the NASDAQ Capital Market. The Company shall use its best efforts (other than requiring the resignation of any executive officer of the Company as an executive officer or director of the Company) to secure the listing of the Common Stock on the NASDAQ Capital Market as promptly as practicable after the date of this Agreement. In the event the Company is unable to secure the listing of the Common Stock on the NASDAQ Capital Market after exercising such best efforts to do so, the Company shall use its best efforts (other than requiring the resignation of any executive officer of the Company as an executive officer or director of the Company) to secure the listing of the Common Stock on the American Stock Exchange as promptly as practicable. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall not, shall cause each of its Majority-Owned Subsidiaries not to, and shall not authorize any of its Minority-Owned Subsidiaries to, take any action which would be reasonably expected to result in the suspension or termination of trading of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g). For purposes of this Agreement, the Company shall be deemed to have authorized a Minority-Owned Subsidiary to take an action if the Company or any of its Majority-Owned Subsidiaries causes, directs or expressly authorizes such Minority-Owned Subsidiary to take such action or fails to (A) vote its equity interest against the taking of such action (if a vote of equity holders is taken with respect to such action), or (B) cause any directors, managers or similar officials appointed by it to vote against the taking of such action (if a vote of directors, managers or similar officials is taken with respect to such action).

h. Expenses. Subject to Section 9(k) below, at the Closing, the Company shall pay each of the Buyers a non-accountable reimbursement amount equal to such Buyer’s Reimbursement Allocation Percentage, as set forth opposite such Buyer’s name on the Schedule of Buyers (which for all Buyers shall total 1.0%), multiplied by the original principal amount of Notes purchased by all the Buyers at the Closing to cover due diligence, negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby (less at the Closing, in the case of HFTP Investment L.L.C., a Buyer (“HFTP”), the $35,000 previously paid to HFTP as a reimbursement). The amount payable to each Buyer pursuant to the preceding sentence at the Closing shall be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at the Closing.

i. Disclosure of Transactions and Other Material Information. Contemporaneous with or prior to the earlier of (i) the Company’s first public announcement of the transactions contemplated hereby and (ii) 8:00 a.m. (New York City time) on the second (2nd) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement (including the schedules hereto), the Form of Note, the Registration Rights Agreement, the Form of Initial Warrant, the Form of Repurchase Warrant, the Security Agreement, the Patent Security Agreement, the Pledge Agreement, the Form of Guaranty and the Montano Guaranty, in the form required by the 1934 Act (the “Announcing Form 8-K”). The Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing. The Company represents and warrants that, from and after the filing of the Announcing Form 8-K with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

j. Transactions With Affiliates. From the date of this Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, without the prior written consent of the holders of two-thirds (2/3) of the aggregate principal amount of the outstanding Notes, the Company shall not, shall cause each of its Majority-Owned Subsidiaries not to, and shall not authorize any of its Minority-Owned Subsidiaries to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any of its or any Subsidiary’s officers, directors, Persons who were officers or directors at any time during the previous two years, stockholders, or affiliates of the Company or any of its Subsidiaries, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a beneficial interest (each a “Related Party”), except for customary employment arrangements and benefit programs on reasonable terms. “Affiliate” for purposes hereof means, with respect to any Person, another Person that, directly or indirectly, (i) has an equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another Person. Without limiting the foregoing, from the date of this Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, the Company will at all times comply with the CVBT Conflicts of Interest/Related Party Transactions Procedures attached hereto as Schedule 4(j) (the “Affiliate Transactions Policy”), and will not terminate the Affiliate Transactions Policy or amend, modify, supplement or otherwise revise the provisions thereof without the prior express written consent of the holders of a majority of the outstanding principal amount of the Notes.

k. Stockholder Approval. If at any time following the Closing Date (the “Stockholder Approval Triggering Date”), the sum of (i) the number of Conversion Shares, Warrant Shares and Interest Shares (as defined in the Notes) previously issued by the Company, plus (ii) the remaining number of Conversion Shares into which the outstanding Notes are then convertible (without regard to any limitation on conversion), plus (iii) the remaining number of Warrant Shares into which the outstanding Warrants are then exercisable (without regard to any limitation on exercise), is greater than fifty percent (50%) of the Exchange Cap (as defined in the Notes), then the Company shall solicit approval by the Company’s stockholders of the Company’s issuance of all of the Conversion Shares and Warrant Shares, as set forth in this Agreement, the Notes and the Warrants in accordance with the rules and regulations applicable to companies with securities listed on the Principal Market (such approval being referred to herein as “Stockholder Approval”), with the recommendation of the Company’s Board of Directors that such proposal be approved. The Company shall file with the SEC a preliminary version of the proxy statement to be provided by the Company to its stockholders in connection with soliciting Stockholder Approval as soon as possible, but in no event later than thirty (30)

days after the Stockholder Approval Triggering Date (the “Proxy Statement Filing Due Date”), and each Buyer and a counsel of its choice shall be entitled to review, prior to filing with the SEC, such proxy statement, which shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall hold a meeting of its stockholders as soon as possible but in no event later than seventy-five (75) days after the Stockholder Approval Triggering Date (the “Stockholder Meeting Deadline”). If the Company fails to file the proxy statement referred to above by the Proxy Statement Filing Due Date or fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Notes an amount in cash equal to the product of (i) the aggregate principal amount of all Notes held by such holder, multiplied by (ii) .02 multiplied by (iii) the quotient of (x) the sum of (A) the number of days after the Proxy Statement Filing Due Date and prior to the date that the proxy statement referred to above is filed with the SEC and (B) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company’s stockholders is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five (5) days of the earlier of (I) the filing of the proxy statement or the holding of the meeting of the Company’s stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Proxy Statement Filing Due date or the Stockholder Meeting Deadline, as the case may be. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full.

l. Corporate Existence; Real Property Leases. From the date of this Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Company’s Majority-Owned Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Company’s Majority-Owned Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is quoted on or listed for trading on the New York Stock Exchange or the NASDAQ National Market (or a successor thereto), and (ii) immediately before and immediately after giving effect to such transaction, no Triggering Event (as defined in the Notes) or Event of Default (as defined in the Notes) shall have occurred and be continuing.

m. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

n. Priority of Notes. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall not, shall cause each of its Majority-Owned Subsidiaries not to, and shall not authorize any of its Minority-Owned Subsidiaries to, (a) issue, incur, assume, maintain, suffer to exist or extend the term of any Indebtedness (as defined in the Notes), except for (I) Indebtedness under the Notes, (II) Indebtedness (A) the holders of which agree in writing to be subordinate to the Notes on terms and conditions acceptable to the Buyers, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the Maturity Date (as defined in the Notes) of any Notes then outstanding, and (C) which is not secured by any of the assets of the Company or any of its Subsidiaries (“Permitted Subordinated Indebtedness”), (III) Indebtedness solely between the Company and/or one of its domestic Subsidiaries on the one hand, and the Company and/or one of its domestic Subsidiaries on the other, provided that in each case a majority of the equity of any such domestic Subsidiary is directly or indirectly owned by the Company, such domestic Subsidiary is controlled by the Company, such domestic Subsidiary is at such time party to the Security Agreement, such domestic Subsidiary has executed and delivered to the holders of the Notes a Guaranty, substantially in the form attached as Exhibit J (the “Guaranty”), pursuant to which such Subsidiary will agree to guaranty certain obligations of the Company, and 100% of the capital stock of such Subsidiary owned, directly or indirectly, by the Company has been pledged in favor of the Collateral Agent, as collateral agent for the Buyers, (IV) Indebtedness to contract research organizations, hospitals or similar entities or organizations incurred in the ordinary course of business in connection with FDA approval related trials of the Company’s products not unpaid in excess of 30 days from the receipt of invoice and not exceeding at any one time an aggregate of $5,000,000, (V) Indebtedness under that certain Guaranty of Sublease, dated August 24, 2004, made by the Company in favor of The Regents of the University of California with respect to the obligations of Phage under that certain Sublease Agreement, dated August 24, 2004, between Phage and The Regents of the University of California, as such Guaranty of Sublease and Sublease Agreement are in effect on the date of the Securities Purchase Agreement, without amendment, modification, supplement or other revision thereto, or (VI) Indebtedness under that certain Standard Lease Guaranty, dated March, 2006, made by the Company in favor of Canta Rana Ranch, L.P. with respect to the obligations of Phage under that certain Standard Industrial Net Lease, dated March, 2006, by and between Phage and Canta Rana Ranch, L.P., as such Standard Lease Guaranty and Standard Industrial Net Lease are in effect on the date of the Securities Purchase Agreement, without amendment, modification, supplement or other revision thereto; (b) issue, incur, assume, maintain, suffer to exist or extend the term of any Indebtedness in a principal amount in excess of $100,000 where the proceeds of such Indebtedness are to be used to develop, or in connection with the development, of assets in which the holders of the Notes do not have a valid perfected, first priority security interest; (c) issue any capital stock of the Company or any Subsidiary redeemable prior to or on the Maturity Date of any Notes then outstanding; (d) directly or indirectly, create, assume or suffer to exist any Lien, other than a Permitted Lien, on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries or (e) redeem or otherwise repay in cash any principal of any Indebtedness (other than Indebtedness under the Notes and Indebtedness permitted by clauses (IV), (V) and (VI) of clause (a) above). The provisions of this Section 4(n) are in furtherance of Section 13 of the Notes, and in no way limit the other restrictions on or obligations of the Company pursuant to Section 13 of the Notes or otherwise.

o. Restriction on Loans; Investments; Subsidiary Equity. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall not, shall cause each of its Majority-Owned Subsidiaries not to, and shall not authorize any of its Minority-Owned Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the Notes have a valid, perfected first priority security interest, make any loans to, or investments in, any other Person, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other Person (provided, however that the Company and its domestic Subsidiaries may make loans to each other to the extent the incurrence of the Indebtedness represented by such loans would be permitted by Section 4(n)(a)(III) and not otherwise be prohibited by Section 4(n)), or (ii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company. “Permitted Investments” means any investment in (A) direct obligations of the United States, or obligations guaranteed by the United States, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within 90 days of the investment by the Company or any Subsidiary, or (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Secured Party (as defined in the Security Agreement). Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Company may, following the Closing Date, (X) organize and form a Subsidiary under the laws of Japan or any jurisdiction thereof (the “Japan Subsidiary”); provided that the capital contribution of the Company and any Majority-Owned Subsidiaries to the Japan Subsidiary is not greater than $200,000 in the aggregate, the Company owns at all times not less than 80% of the outstanding voting power and equity interests of the Japan Subsidiary, and the Company pledges all of the equity interests of the Japan Subsidiary owned by the Company to the Buyers as collateral for the Notes pursuant to a pledge agreement substantially similar in form and substance to the Pledge Agreement, (Y) sell or otherwise transfer up to 20% in the aggregate of the outstanding voting power and/or equity interests of the Japan Subsidiary to any Person(s) that is not an Affiliate of the Company; provided, that any such sale or transfer may be made to an Affiliate of the Company with the prior express written consent of the holders of at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding, and (Z) loan up to $800,000 in the aggregate on an unsecured and unsubordinated basis to the Japan Subsidiary.

p. Restriction on Purchases or Payments. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall not, shall cause each of its Majority-Owned Subsidiaries not to, and shall not authorize any of its Minority-Owned Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or set any record date with respect to any of the foregoing; provided however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by a domestic Subsidiary, provided that a majority of the equity of such domestic Subsidiary is directly or indirectly owned by the Company, such domestic Subsidiary is controlled by the Company, such domestic Subsidiary is at such time party to the Security Agreement, such domestic Subsidiary has executed and delivered to the holders of the Notes the Guaranty, and 100% of the capital stock of such Subsidiary owned, directly or indirectly, by the Company has been pledged in favor of the Collateral Agent, as collateral agent for the Buyers, (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock or the capital stock of any of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement and set forth on Schedule 3(c), or (iii) grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock. From the date of this Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, the Company shall not, shall cause each of its Majority-Owned Subsidiaries not to, and shall not authorize any of its Minority-Owned Subsidiaries to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes, the Registration Rights Agreement, the Warrants and the Security Documents (as defined in the Security Agreement).

q. Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, the Company shall not in any manner issue or sell any Options (as defined below) or Convertible Securities (as defined below) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock. For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock and “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

r. Certain Required Conversions or Exercises. So long as a Buyer holds any Notes or Warrants, if such Buyer or any of its affiliates, directly or indirectly, engages in any transaction constituting a Short Sale (as defined below) and immediately following such Short Sale the aggregate short position (including aggregate open “put equivalent positions”) with respect to the Common Stock maintained by such Buyer and its affiliates at such time exceeds such Buyer’s Permitted Share Position, then within six (6) Trading Days (as defined in the Notes) of such Short Sale such Buyer or its affiliates will deliver a Conversion Notice (as defined in the Notes) or an Exercise Notice (as defined in the Warrants) entitling such Buyer or its affiliates to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold or subject to such Short Sale which were in excess of such Buyer’s Permitted Share Position at the time of such Short Sale or, if less, equal to such number of shares issuable upon conversion and exercise of all the Notes and Warrants held by such Buyer and its affiliates Notwithstanding the foregoing, the requirements set forth in the preceding sentence shall not apply (a) on and after the first day after the Closing Date on which there shall have occurred a Triggering Event or an Event of Default (each as defined in the Notes) or an event that with the passage of time or the giving of notice would constitute a Triggering Event or an Event of Default; or (b) on or after the first date after the Closing Date on which a Change of Control (as defined in the Notes) shall have been consummated or there shall have been a public announcement of a pending, proposed or intended Change of Control. Subject to the foregoing requirements, the Company acknowledges and agrees that nothing in this Section 4(r) or elsewhere in this Agreement, the Notes, the Warrants or the Registration Rights Agreement prohibits any Buyer (or any of its affiliates) from, and each Buyer (and its affiliates) is permitted to, engage, directly or indirectly, in hedging transactions involving the Notes, the Warrants and the Common Stock (including, without limitation, by way of short sales, purchases and sales of options, swap transactions and synthetic transactions) at any time. For purposes of this Section 4(r) the following terms have the following meanings: (I) “Permitted Share Position” means, with respect to any time of determination, the sum of (A) the number of shares of Common Stock issuable upon exercise of the Warrants held by the applicable Buyer and its affiliates (without regard to any limitations on exercise) at such time, plus (B) the number of shares of Common Stock held by the applicable Buyer and its affiliates at such time; and (II) “Short Sale” means a “short sale” (as defined in Rule 3b-3 under the 1934 Act) of shares of Common Stock or establishing an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock.

s. Joint Patent Ownership and License Agreement. On or prior to June 30, 2006, the Company will (i) cause the Joint Patent Agreement to be amended and restated to be in a form approved in writing by the holders of at least a majority of the aggregate principal of the Notes outstanding as of the date of such amendment and restatement (which approval shall not be unreasonably withheld so long as such form expressly (by correct title, country, application number and patent number (with respect to issued patents)) provides the Company with ownership of each of the U.S. and foreign patents and patent applications listed on Schedule 3(o) and (ii) execute all assignments and other documents, make all filings and otherwise take all actions necessary to record the Company’s ownership interest in each of the foreign patents and patent applications (and all patents issued therefrom) listed on Schedule 3(o) in the respective countries set forth on Schedule 3(o). Except as provided in the preceding sentence, from the date of this Agreement until the first date following the Closing Date on which no Notes or Warrants are outstanding, the Company will not (X) terminate or amend, modify, supplement or otherwise revise the provisions of the Joint Patent Agreement or (Y) sell, transfer, assign or release any of the ownership interests in the patents and patent applications (and all patents issued therefrom) listed on Schedule 3(o) or otherwise subject to the Joint Patent Agreement, without the prior written consent of the holders of Notes and Warrants representing at least a majority of the number of shares of Common Stock issuable upon conversion or exercise of all of the Notes and Warrants then outstanding (without regard to any limitations on conversion or exercise).

5. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit K (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

a. Closing Date. The obligation of the Company to issue and sell the Notes and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 4(h)) for the Notes and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

a. Closing Date. The obligation of each Buyer hereunder to purchase the Notes and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

(ii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of the Closing Date of the representations contained in Section 3(c) above.

(iii) Such Buyer shall have received the opinion of Lord Bissell & Brook LLP dated as of the Closing Date, which opinion will address, among other things, laws of the States of Nevada, New York and Delaware applicable to the transactions contemplated hereby and the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit L attached hereto.

(iv) The Company shall have executed and delivered to such Buyer the Note Certificates and the Warrants (in such denominations as such Buyer shall request) for the Notes and the Warrants being purchased by such Buyer at the Closing.

(v) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

(vi) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, at least 10,000,000 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date of this Agreement).

(vii) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

(viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State (or other applicable authority) of Delaware as of a date within ten (10) days of the Closing Date.

(ix) The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation of the Company, certified as of a date within ten (10) days of the Closing Date, by the Secretary of State of the State of Delaware, and (C) the Bylaws of the Company, each as in effect at the Closing.

(x) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(xi) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(xii) The Company shall have delivered and pledged to such Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company in such form and substance as such Buyer may request.

(xiii) The Company shall have given, executed, delivered, filed and/or recorded any financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of such Buyer) to create, preserve, perfect or validate the security interest granted to such Buyer pursuant to the Security Agreement and to enable such Buyer to exercise and enforce its rights with respect to such security interest.

(xiv) The Company shall have delivered to such Buyer a landlord waiver and consent in the form attached as Exhibit M, with respect to each of the leased Real Property.

(xv) The Company shall have delivered to such Buyer the Montano Guaranty, duly executed by Montano.

(xvi) The Company shall not have made any public announcement regarding the transactions contemplated by the Agreement prior to the Closing.

(xvii) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. INDEMNIFICATION. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or affiliates), or (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including those procedures with respect to the settlement of claims and the Company’s rights to assume the defense of claims.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Parties acknowledge that each of the Buyers has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and the Buyers that purchased at least two-thirds (2/3) of the aggregate principal amount of the Notes on the Closing Date, or if prior to the Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Notes. Any such amendment shall bind all holders of the Notes and the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Warrants then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification or supplement of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Buyer and is not intended for the Company to treat the Buyers as a class and shall not be construed in any way as the Buyers acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

On or before March 31, 2006:

CardioVascular BioTherapeutics, Inc.

7251 W. Lake Mead Blvd., Suite 300

Las Vegas, Nevada 89128

Facsimile: (702) 617-5651

Attention: Corporate Controller

After March 31, 2006:

CardioVascular BioTherapeutics, Inc.

1635 Village Center Circle, Suite 250

Las Vegas, Nevada 89134

Facsimile: (702) 617-5651

Attention: Corporate Controller

With copy to:

Lord Bissell & Brook LLP

300 S. Grand Ave. 8th Floor

Los Angeles, CA 90071

Facsimile: (213) 485-1200

Attention: Ronald Warner, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Telephone: (718) 921-8380

Facsimile: (718) 765-8718

Attention: Barry S. Rosenthal

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Notes) with respect to which the Company is in compliance with Section 4(l) of this Agreement, Section 4 of the Notes and Section 9 of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k), the Company shall be obligated to pay each of the Buyers (so long as such Buyer is not a breaching party) its expense and commitment allowance as set forth in Section 4(h) as if such Buyer had purchased the principal amount of Notes set forth opposite its name on the Schedule of Buyers.

l. Placement Agent. The Company acknowledges that it has engaged C.K. Cooper & Company as placement agent in connection with the sale of the Notes and the related Warrants, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. Each Buyer, with respect to only itself, represents that it has not engaged a placement agent or broker in connection with the transactions contemplated hereby.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

o. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement, the Notes or Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement the Notes or the Warrants, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

q. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:		BUYERS:

CARDIOVASCULAR BIOTHERAPEUTICS, INC.		HFTP INVESTMENT L.L.C.

		By:	Promethean Asset Management L.L.C.
		Its:	Investment Manager

By:	/s/ Mickael A. Flaa	By:	/s/ Robert J. Brantman
Name:	Mickael A. Flaa	Name:	Robert J. Brantman
Title:	Chief Financial Officer	Title:	Partner and Authorized Signatory

GAIA OFFSHORE MASTER FUND, LTD.

		By:	Promethean Asset Management L.L.C.
		Its:	Investment Manager

		By:	/s/ Robert J. Brantman
		Name:	Robert J. Brantman
		Title:	Partner and Authorized Signatory

CAERUS FUND LTD.

		By:	Promethean Asset Management L.L.C.
		Its:	Investment Manager

		By:	/s/ Robert J. Brantman
		Name:	Robert J. Brantman
		Title:	Partner and Authorized Signatory

LEONARDO, L.P.

By:	Leonardo Capital Management, Inc.
Its:	General Partner

	By:	Angelo, Gordon & Co., L.P.
	Its:	Director

By:	/s/ Michael L. Gordon
Name:	Michael L. Gordon
Title:	Authorized Signatory

SCHEDULE OF BUYERS

Buyer’s Name	Buyer Address and Facsimile Number	Principal Amount of Notes	Reimbursement Allocation Percentage	Investor’s Legal Representative’s Address and Facsimile Number
HFTP Investment L.L.C.	c/o Promethean Asset Management L.L.C. 55 Fifth Avenue 17th Floor New York, New York 10003 Attention: Robert J. Brantman Telephone: (212) 702-5200 Facsimile: (212) 758-9620 Residence: Delaware	$8,000,000	0.805%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood Telephone: (312) 902-5200 Facsimile: (312) 902-1061

Gaia Offshore Master Fund, Ltd.	c/o Promethean Asset Management L.L.C. 55 Fifth Avenue 17th Floor New York, New York 10003 Attention: Robert J. Brantman Telephone: (212) 702-5200 Facsimile: (212) 758-9620 Residence: Delaware	$5,200,000	0.085%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood Telephone: (312) 902-5200 Facsimile: (312) 902-1061

Caerus Fund Ltd.	c/o Promethean Asset Management L.L.C. 55 Fifth Avenue 17th Floor New York, New York 10003 Attention: Robert J. Brantman Telephone: (212) 702-5200 Facsimile: (212) 758-9620 Residence: Cayman Islands	$200,000	0.003%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood Telephone: (312) 902-5200 Facsimile: (312) 902-1061

Leonardo, L.P.	c/o Angelo, Gordon & Co. 245 Park Avenue New York, New York 10167 Attention: Gary I. Wolf Telephone: (212) 692-2058 Facsimile: (212) 867-6449 Residence:	$6,600,000	0.107%	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Douglas A. Cifu Telephone: (212) 373-3000 Facsimile: (212) 759-3990

SCHEDULES

Schedule 3(a)	Organization and Qualification
Schedule 3(c)	Capitalization
Schedule 3(f)	SEC Documents; Financial Statements
Schedule 3(g)	Absence of Certain Changes
Schedule 3(h)	Litigation
Schedule 3(o)	Intellectual Property Rights
Schedule 3(w)	Transactions with Affiliates
Schedule 3(bb)	Outstanding Indebtedness; Liens
Schedule 3(cc)	Leases
Schedule 4(d)	Use of Proceeds
Schedule 4(j)	Affiliate Transaction Policy

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Initial Warrant
Exhibit C	Form of Repurchase Warrant
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Patent Security Agreement
Exhibit G	Form of Account Control Agreement
Exhibit H	Form of Montano Guaranty
Exhibit I	Form of Pledge Agreement
Exhibit J	Form of Guaranty
Exhibit K	Form of Irrevocable Transfer Agent Instructions
Exhibit L	Form of Company Counsel Opinion
Exhibit M	Form of Landlord Waiver and Consent

CardioVascular BioTherapeutics Inc

Schedule 3(a)

Subsidiaries:

1.	The Company owns approximately 43% of Cardio Phage International (“CPI”)

Cardio owns 15,480,000 (43%) shares of common stock of CPI

CPI has a total of 40,000,000 shares authorized and 36,000,000 have been issued.

CPI is an active trade or business with assets, liabilities and employees.

2.	CPI owns 70,000,000 (82.35%) shares of common stock of Cardio Phage Middle East (“CPME”)

CPME has a total of 100,000,000 shares authorized and 85,000,000 have been issued.

CPME is currently inactive as to business activity but is negotiating distribution agreements and potential financing.

3.	The Company owns approximately 4.5% of Phage Biotechnology Corporation (“Phage”)

Cardio owns 10,000,000 (4.5%) shares of common stock of Phage

Phage has a total of 400,000,000 shares authorized and 220,122,483 has been issued.

Phage is an active trade or business with assets, liabilities and employees.

CardioVascular BioTherapeutics Inc

Schedule 3(c)

Capitalization:
Total common shares authorized		400,000,000

Shares issued at 2/28/06		123,899,598

Shares reserved for 2004 Stock Option Plan
Shares reserved for options issued from plan	550,500
Shares reserved for unissued options from 2004 Stock Option Plan	4,449,500

		5,000,000

Warrants with Registration Rights
Warrants purchased by First Dunbar - *Piggyback Reg Rights on warrant shares	75,000
Warrant Exercise Price: $12.50/share
Issuance Date 2/15/2005
Expiration Date: 2/11/2010
Warrants issued to M. Flaa - Piggyback Reg Rights on warrant shares and warrant shares already registered	200,000

		275,000

Warrant Exercise Price: $2.00/share
Issuance Date 6/23/2003
Expiration Date: 6/23/2013
Share reserved for issuance to consultants in the future		1,000,000
Warrants awarded March 17, 2005 to Mickael A, Flaa - Piggyback Rights 250,000 @ $10		250,000
Shares underlying options issued before adoption of the 2004 Stock Option Plan		2,631,534

Total outstanding options and warrants and reserved for future issuance		4,156,534

*	Piggyback Registration Rights Defined: In the event the Company proposes to file a registration statement under the Securities Act of 1933 which relates to a current offering of securities of the Company (except in connection with an offering on Form S-8 or S-4 or any other inappropriate form), such registration statement (and the prospectus included therein) shall also, at the written request to the Company by holder, relate to and meet the requirements of the Act with respect to any public offering of this Warrant and Warrant Stock so as to permit the public sale of this Warrant and Warrant Stock. The Company shall give written notice to the Holder of its intention to file a registration statement under the Act relating to a current offering of securities in the Company not less than thirty (30) days prior to the filing of such registration statement.

CardioVascular BioTherapeutics

Schedule 3(f)

SEC Documents (List of SEC Filings)

Form	Description	Filing Date	File Number
S-1	General form for registration of securities under the Securities Act of 1933	9/23/04	333-119199
REGDEX	Registration of sale of securities [Regulation D and Section 4(6) of the Securities Act of 1933], Item 06	10/14/04	021-70173
S-1/A	[Amend] General form for registration of securities under the Securities Act of 1933	11/26/04	333-119199
S-1/A	[Amend] General form for registration of securities under the Securities Act of 1933	1/13/05	333-119199
S-1/A	[Amend] General form for registration of securities under the Securities Act of 1933	1/31/05	333-119199
S-1/A	[Amend] General form for registration of securities under the Securities Act of 1933	2/4/05	333-119199
S-1/A	[Amend] General form for registration of securities under the Securities Act of 1933	2/10/05	333-119199
424B4	Prospectus [Rule 424(b)(4)]	2/15/05	333-119199
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/17/05
3	Initial statement of beneficial ownership of securities	2/18/06
3	Initial statement of beneficial ownership of securities	2/18/06
3	Initial statement of beneficial ownership of securities	2/18/06
3	Initial statement of beneficial ownership of securities	2/18/06
3	Initial statement of beneficial ownership of securities	2/18/06
3	Initial statement of beneficial ownership of securities	2/18/06
3	Initial statement of beneficial ownership of securities	2/18/06
8-A12G	Registration of Securities [Section 12(g)]	2/22/05	000-51172
3	Initial statement of beneficial ownership of securities	2/22/05
SC 13D	General statement of acquisition of beneficial ownership	2/22/05	005-80565
8-K	Current report, items 8.01 and 9.01	3/15/05	000-51172
4	Statement of changes in beneficial ownership of securities	3/21/05
424B3	Prospectus [Rule 424(b)(3)]	3/24/05	333-119199
S-8	Securities to be offered to employees in employee benefit plans	3/29/05	333-123641
10-K	Annual report [Section 13 and 15(d), not S-K Item 405]	3/30/05	000-51172
PRE14A	Other preliminary proxy statements	4/8/05	000-51172
DEF14A	Other preliminary proxy statements	4/19/05	000-51172
8-K	Current report, items 2.02 and 9.01	4/25/05	000-51172
8-K	Current Report, items 8301 and 9.01	5/11/05	000-51172
10-Q	Quarterly Report [Sections 13 or 15(d)]	5/12/05	000-51172
8-K	Current report, items 8.01 and 9.01	6/10/05	000-51172
8-K	Current report, items 8.01 and 9.01	6/10/05	000-51172
8-K	Current report, item 8.01	6/21/05
4	Statement of changes in beneficial ownership of securities	7/19/05

3 of 11

4	Statement of changes in beneficial ownership of securities	7/28/05
10-Q	Quarterly Report [Sections 13 or 15(d)]	8/11/05	000-51172
4	Statement of changes in beneficial ownership of securities	8/18/05
4	Statement of changes in beneficial ownership of securities	8/18/05
4	Statement of changes in beneficial ownership of securities	8/19/05
4	Statement of changes in beneficial ownership of securities	8/19/05
4	Statement of changes in beneficial ownership of securities	8/19/05
4	Statement of changes in beneficial ownership of securities	8/19/05
4	Statement of changes in beneficial ownership of securities	8/19/05
4/A	[Amend] Statement of changes in beneficial ownership of securities	8/19/05
4/A	[Amend] Statement of changes in beneficial ownership of securities	8/25/05
4	Statement of changes in beneficial ownership of securities	8/25/05
4	Statement of changes in beneficial ownership of securities	8/30/05
3	Initial statement of beneficial ownership of securities	8/30/05
8-K	Current report, items 8.01 and 9.01	9/13/05
4	Statement of changes in beneficial ownership of securities	9/23/05	000-51172
4	Statement of changes in beneficial ownership of securities	10/5/05
4	Statement of changes in beneficial ownership of securities	10/6/05
10Q	Quarterly Report [Sections 13 or 15(d)]	11/7/05	000-51172
4	Statement of changes in beneficial ownership of securities	11/17/05
4	Statement of changes in beneficial ownership of securities	12/23/05
4/A	[Amend] Statement of changes in beneficial ownership of securities	12/23/05
8-K	Current Report, items 8.01 and 9.01	1/17/06	000-51172
8-K	Current Report, item 1.01	3/9/06	000-51172

4 of 11

CardioVascular BioTherapeutics Inc

Schedule 3(g)

Absence of Certain Changes

The company has paid or committed to expenditures of approximately $290,000 in tenant improvements, furniture and equipment for its new headquarters which to be occupied starting in late March 2006.

A break-out of expense by category:
Buildout	$150,000
Furniture and equipment	100,000

Total	250,000
Commitments not yet paid:
Furniture and equipment	40,000

Schedule 3(h)

Litigation

Date Filed	Case Number	Matter Name	Court	Description	Disposition

31-Oct-05	A511084	DANIEL MONTANO vs. STEPHANIE HUGHES; STEPHANIE HUGHES vs. DANIEL MONTANO, an individual, CARDIOVASCULAR BIOTHERAPEUTICS, INC., a Nevada Corporation	District Court, Clark County, Nevada	This matter began as a private action for Moneys Due and Owing commenced by Mr. Daniel Montano, as an individual, against Stephanie Hughes, an individual, to recover a personal loan of $33,000 he made to Ms. Hughes upon her request for assistance in paying personal obligations. Ms. Hughes has not repaid the loan. CardioVascular BioTherapeutics, Inc. (the “Company”) was not involved until the defendant (Stephanie Hughes) answered the complaint with a Counterclaim naming the Company as a Counterdefendant, in an attempt to connect the plaintiff (Daniel Montano), as an individual, to the Company. The Company successfully demonstrated in a Motion to Dismiss that the Company was not a proper party to the litigation and the Motion was granted, without prejudice, and thus the matter was dismissed as to the Company. Mr. Montano seeks a Motion for Summary Judgment in his favor so he may collect on the moneys owed to him.	Motion to Dismiss granted to CARDIOVASCULAR BIOTHERAPEUTICS, INC.; January, 30 2006; Dismissed without prejudice

Schedule 3(o): Intellectual Property Rights

Patent Rights: CardioVascular BioTherapeutics, Inc.

U.S. Patents

HOLDER	PATENT	PATENT NUMBER	ISSUE DATE
CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	6,268,178	July 31, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	6,794,162	September 21, 2004

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	6,773,899	August 10, 2004

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	6,642,026	November 4, 2003

Foreign Patents

HOLDER	COUNTRY	PATENT	PATENT NUMBER	ISSUE DATE
CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Austria	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Belgium	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Switzerland	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Germany	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	EP	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	France	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	United Kingdom	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Ireland	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Liechtenstein	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	1180153	April 13, 2005

U.S. Patent Applications

HOLDER	PATENT	APPLICATION NUMBER	APPLICATION DATE
CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	10/649,480	August 27, 2003

Foreign Patent Applications

HOLDER	COUNTRY	PATENT	APPLICATION NUMBER	APPLICATION DATE
CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Japan	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	2000 620108	May 24, 2000

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Australia	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	2001 284914	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Canada	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	2419203	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Europe	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	01964014.3	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Japan	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	2002-519596	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Korea	Phage-Dependent Super-Production Of Biologically Active Protein And Peptides	2003-7002240	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Australia	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	2001 288256	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Canada	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	2419338	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Europe	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	01967977.8	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Japan	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	2002-519599	August 15, 2001

CardioVascular BioTherapeutics, Inc./Phage Biotechnology Corporation	Korea	Method of Producing Biologically Active Human Acidic Fibroblast Growth Factor and its Use in Promoting Angiogenesis	2003-7002239	August 15, 2001

Patent Licenses

LICENSED PATENTS	NAME OF AGREEMENT	PARTIES	DATE OF AGREEMENT
None

Schedule 3(o) : Trademarks: CardioVascular BioTherapeutics, Inc.

KMOB Reference Number*	Country	Mark	Class(es) / Goods	App. No. / App. Date	Reg No. / Reg Date	Status
CVBIO.009T	U.S.	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	78/163,385 9-12-02		Pending

CVBIO.009WAU	Australia	CARDIO VASCU-GROW	5: Pharmaceutical, veterinary and sanitary preparations including; pharmaceutical compositions for use in revascularization of the heart	102091 9-16-04	1020901 5-18-05	Registered

CVBIO.009WCA	Canada	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	1231007 9-16-04		Pending Published

CVBIO.005WEU	European Community	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	1021658 12-21-98	1021658 3-17-00	Registered

CVBIO.005WJP	Japan	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	110528 12-24-98	4414864 9-8-00	Registered

CVBIO.009WLI	Liechtenstein	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	13362 9-22-04	136362 12-6-04	Registered

CVBIO.009WMX	Mexico	CARDIO VASCU-GROW	5: Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressing; materials for stopping teeth, dental wax, disinfectants; preparations for destroying vermin; fungicides, herbicides	0678039 9-22-04	865969 1-27-05	Registered

CVBIO.009WMC	Monaco		5: Pharmaceutical compositions for use in revascularization of the heart	24747 9-22-04	0424307 11-30-04	Registered

CVBIO.009WNZ	New Zealand	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	718571 9-16-04	718571 3-17-05	Registered

CVBIO.009WCH	Switzerland	CARDIO VASCU-GROW	5: Pharmaceutical compositions for use in revascularization of the heart	56235/2004 9-16-04	527625 11-11-04	Registered

Schedule 3(o): Trademarks: CardioVascular BioTherapeutics, Inc. (continued)

KMOB Reference Number*	Country	Mark	Class(es) / Goods	App. No. / App. Date	Reg No. / Reg Date	Status
CVBIO.006WEU	European Community	DR. STEGMANN CARDIO- REVASCULARIZATION	42: Medical services; medical clinics	1021591 12/21/98	1021591 3-17-00	Registered

CVBIO.003WEU	European Community	VASCU-FLOW	5: pharmaceutical compositions for use in revascularization of the heart	1023340 12-21-98	102340 3-17-00	Registered

CVBIO.004WEU	European Community	VASCU-GROW	5: Pharmaceutical compositions for use in growing new blood vessels	1021724 12-21-98	1021724 3-17-00	Registered

CVBIO.004WJP	Japan	VASCU-GROW	5: Pharmaceutical compositions for use in growing new blood vessels	110527/1998 12-24-98	4414863 9-8-00	Registered

2443398

031506

2444654

031506

2460753

032006

CardioVascular BioTherapeutics Inc

Schedule 3(w)

RELATED PARTY TRANSACTIONS	Relation	FYE 2004	FYE 2005
Consulting Fees
Dr Thomas Stegmann Co-Founder, Chief Clinical Officer	D	259,250	587,300
Dr Wolfgang Preimer Co-Founder	D	42,000	55,500
Compensation
Dan Montano Chief Executive Officer	D O	321,769	431,538
Commissions and Investment banking fees
Alex Montano - et al (C&K Cooper) Board of Directors Member	D	5,000	20,000
Grant Gordon - GHL -et al Board of Directors Member	D	5,000	15,500
Phage Services
Phage Drug Development Support	A	415,337	578,052
Phage Overhead Support	A	148,507	263,922

total		563,844	841,973

	D Director
	O Officer
	A Affiliate

Significant Payments

Party	Date	2004	2005
Phage Biotechnology Corporation	3/25/2005	0	600,000
To payoff intercompany balances
Dr. Thomas Stegmann	2/28/2005	0	261,800
To pay deferred consulting fees

Future Payments and other Agreements with Related Parties

C.K. Cooper - Engagement Agreement March 2, 2006

The Company agrees to pay C.K. Cooper transaction fees equal to 6.0% of gross proceeds received from the sale of Securities in any transaction, payable upon transaction closing. The Company also agrees to pay a warrant exercise fees equal to 2.0% of any proceeds received as a result of the exercise of warrants, payable within 10 days of receipt of funds by Company. The Company further agrees to reimburse C.K. Cooper upon request for out of pocket expenses for the aggregate amount of $50,000.

Phage Biotechnology Corporation - Joint Patent Ownership August 16, 2004

The Company has a Joint Patent Ownership with Phage. Under this agreement, the Company and Phage, respectively, own an undivided one half interest in the U.S. and foreign patent rights necessary to develop and commercialize Cardio Vascu-Grow™. As a part of this agreement, the Company is obligated, at its option, to either (i) pay to Phage ten percent of net sales for Cardio Vascu-Grow™ manufactured for the Company by Phage or (ii) pay to Phage a six percent royalty based on the Company’s net sales price of Cardio Vascu-Grow™ that Phage does not manufacture for the Company. This agreement expires on the last to expire of the patent rights covered, including extensions.

Cardio Phage International, Inc. - Distribution Agreement August 16, 2004

The Company and Phage have entered into a distribution agreement with Cardio Phage International Inc. The Company and Phage each own 45% of the CPI outstanding stock and the companies have the right to each appoint 45% of the CPI board. The Company has made no payments to CPI and does not anticipate making any payments in the near future.

Dr. Thomas Stegmann - Royalty Agreement August 30, 2004

The Company has entered into an agreement with Dr. Stegmann, one of the Company’s directors and Chief Clinical Officer, whereby the Company will pay Dr. Stegmann a royalty of one percent of the Company’s net revenue (as defined) from commercial sales of Cardio Vascu-Grow™ in exchange for rights granted to the Company to utilize the results of Dr. Stegmann’s German clinical trials. This agreement terminates on December 31, 2013. Cardio has made no payments to Dr. Stegmann under this agreement.

Korea Biotechnology Development Co., Ltd. (“KBDC”) - Distribution Agreement December 15, 2000

The Company entered into an agreement with Korea Biotechnology Development Co., Ltd. (“KBDC”) to commercialize the Company’s future products. The Company has transferred to KBDC the rights to manufacture and sell its products for 99 years in all of Korea, China, and Taiwan. In exchange, KBDC arranged the purchase of 8,750,000 shares of the Company’s common stock for $3,602,000. KBDC agreed to fund all of the regulatory approval process in Korea for any products of the Company. In addition, KBDC agreed to pay a royalty of 10% of net revenues to the Company. The royalties will be paid for the life of the agreement. Danial C Montano, an officer and director of CVBT, owns 17% of KDBC and Joong Ki Baik, a director of CVBT, owns 27% of KDBC.

Guarantee:

The Company guaranteed Phage’s obligations under a non-cancelable operating lease for Theory laboratory and office space at University of California Irvine Research Center. The lease is for 11,091 rentable square feet for the period December 1, 2004 through August 31, 2006, and provides for a monthly rent of approximately $35,500 plus shared building operating expenses.

The Company guaranteed Phage’s obligations under a Standard Industrial Net Lease for laboratory and office space. The lease is for 5,742 rentable square feet for the period March 10, 2006 through March 31, 2013 and provides for a monthly rent of approximately $16,700 plus shared building and operating expenses. Phage agrees to pay the Company 1/10 of 1% of the monthly lease payment per month on a monthly basis for the life of the guarantee. Furthermore, Phage agrees to indemnify the Company for Phage’s activities for the duration of the guarantee.

Common Stock Ownership in Phage Biotechnology Corporation

		%
Daniel C. Montano	43,000,000	19.5%
Alexander G. Montano	13,140,000	6.0%
Grant Gordon	11,060,000	5.0%
John (Jack) W. Jacobs, PhD	650,000	0.3%
Thomas L. Ingram	1,000,000	0.5%
Mickael A. Flaa	50,000	0.0%
Robert Levin	200,000	0.1%
All Directors and Executives	69,100,000	31.4%

Total shares issued	220,120,400	100.0%

CardioVascular BioTherapeutics Inc

Schedule 3(bb)

Outstanding Indebtedness and Liens

The Company has no outstanding Indebtedness or liens, except for the guarantees set forth on Schedule 3(w) and restrictions on the Business Performing Savings account of Wells Fargo, A/C # 327-6310996, in the amount of $137,921.50 plus future accrued interest. This account contains blocked funds for purposes of securing Company credit cards.

The company maintains its accounts payable within 30 days and carries no balances with its vendors. At March 20th, 2006 the company had no accounts payable.

See schedule 3(w) for guarantees

CardioVascular BioTherapeutics Inc

Schedule 3(cc)

Real Property, Leases

The company has entered into a 5 year lease of an office facility located at 1635 Village Center Circle, Las Vegas NV, 89134, starting March 1, 2006.

The lease has a renewal provision for an additional 5 years

The 5 year lease liability is $1,077,000. The lease obligation by year is as follows:

2006	169,000
2007	208,000
2008	214,000
2009	221,000
2010	227,000
2011	38,000

CardioVascular BioTherapeutics Inc

Schedule 4(d)

USE OF PROCEEDS:

Source of Funds:
Gross Proceeds		$20,000,000
Transaction fees and expenses
Closing fee	200,000
Investment Banking fee	1,200,000
Other expenses	50,000
		1,450,000

Net Proceeds		18,550,000

Use of Proceeds:
Clinical Trials		16,600,000
Working Capital		1,950,000

Total Uses of Proceeds		$18,550,000

Schedule 4(j)

7251 W. Lake Mead Blvd., Ste. 300 702 248 1174 TEL 702 617 5651 FAX WWW.CVBT.COM

CVBT Conflicts of Interest/Related Party Transactions Procedures

CVBT has adopted a Code of Conduct that meets the requirements of the Sarbanes-Oxley Act of 2002. Accordingly, any and all related party transactions are to be brought to the attention of the Board of Directors. Our Corporate Governance Policy as overseen by our Corporate Governance Committee requires that related party transactions be reviewed and approved by the Conflicts Resolution Committee in advance of entering into the transaction. The Conflicts Resolution Committee consists of members of our Board of Directors who are independent of the related party matter being decided. The Conflicts Resolution Committee is chaired by The Chairman of our Audit Committee. This Committee decides the outcome of matters brought to its attention without the input or influence of executive officers or Board Members who are not independent of the related party matter being decided. The Committee Chair then reports the conclusion of the Committee to the full Board of Directors along with an affirmative statement as to whether any input or influence was offered or attempted by executive officers or Board Members who are not independent of the related party matter being decided. The decisions of the Conflicts Resolution Committee do not require ratification or approval by the full Board of Directors.

Additionally and as part of its Internal Audit Plan, the Audit Committee has engaged a National CPA firm to function as our outsourced Internal Audit Function. The adopted Audit Plan includes auditing 100% of related party transactions every year. Our Audit Committee Chair and the Members of the Committee have strong legal, business and financial backgrounds and experience making this a very effective Audit Committee. I refer you to their resumes’ included in the attached Proxy Statement.

In summary, our Code of Conduct prohibits Conflicts of Interest as a matter of Company Policy, except under “Guidelines” approved by the Board of Directors. Those guidelines, as described above, include “Disclosure” to the Board of Directors, “Recusal” of the conflicted persons from any decision making regarding the transaction, “Oversight” by the Audit Committee and “Third-Party Independent Review” annually by the Internal Auditors. Our adopted, implemented and functioning policies and processes for Conflicts of Interest meet the requirements of the Sarbanes-Oxley Act of 2002 and the requirements of the major United States exchanges.

Dated December 14, 2005